UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2009

RHI Entertainment, Inc.
(Exact name of Company as specified in its charter)

Delaware	001-34102	36-4614616
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1325 Avenue of Americas, 21st Floor, New York, NY, 10019
(Address of principal executive offices) (Zip Code)
Company’s telephone number, including area code: (212) 977-9001
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instructions A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 9.01. Exhibits
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(e) On May 12, 2009, at the 2009 Annual Meeting of Stockholders, the stockholders of RHI Entertainment, Inc. (the “Company”) approved the adoption of the Amended and Restated RHI Entertainment, Inc. 2008 Incentive Award Plan (the “Amended and Restated Plan”), which adds 1,500,000 shares to the total shares reserved for issuance under the plan. The Company’s Board of Directors adopted the Amended and Restated Plan on April 8, 2009, subject to approval by the Company’s stockholders at the 2009 Annual Meeting. The Amended and Restated Plan became effective immediately upon stockholder approval.
A summary of the Amended and Restated Plan is contained under the caption “Item 2—Approval of the Amended and Restated RHI Entertainment, Inc. 2008 Incentive Award Plan” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2009 (the “Definitive Proxy Statement”) and is incorporated herein by reference. The summary of the Amended and Restated Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which was attached as Appendix A to the Definitive Proxy Statement and is incorporated herein by reference.
Item 9.01. Exhibits.

Exhibit No.	Document Description
10.1	Amended and Restated RHI Entertainment, Inc. 2008 Incentive Award Plan (incorporated by reference to Appendix A to RHI Entertainment, Inc.’s Definitive Proxy Statement filed on April 15, 2009).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI Entertainment, Inc.
Date: May 18, 2009	By:	/s/ Henry S. Hoberman
		Name:	Henry S. Hoberman
		Title:	Executive Vice President, General Counsel & Secretary